UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2008

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 1, 2008, Key Technology, Inc. (the "Company") announced that it exercised its purchase option under its lease with the Port of Walla Walla (the "Port") and purchased its Avery Street facility and grounds from the Port.  The 20-acre parcel, located in Walla Walla, Washington, houses the Company's corporate headquarters and primary manufacturing facility and has been under lease from the Port since 1990.

The purchase price for the property was approximately $6.5 million.  The Company intends to pursue long-term financing for the property and has obtained a firm bank commitment for mortgage financing.  The loan agreement is expected to be finalized in the first quarter of the Company's fiscal 2009.  Further information regarding the loan will be disclosed at that time.

The text of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

                                       (d)            Exhibits.

                               The following exhibit is furnished with this Current Report on Form 8-K:

               99.1           Press Release of Key Technology, Inc., dated October 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ JOHN J. EHREN
John J. Ehren
Senior Vice President and Chief Financial Officer

Dated:  October 1, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Key Technology, Inc., dated October 1, 2008